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               Amendment to Stock Purchase and Exchange Agreement
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                        AMENDMENT DATED JULY 20, 1997 TO

                   STOCK PURCHASE AND EXCHANGE AGREEMENT DATED

                                  JULY 10, 1996


      THIS AMENDMENT dated July 20, 1997 (the "Amendment") to Stock Purchase and Exchange Agreement dated as of July 10, 1996, (the "Agreement") by and among IMV Lease/Capital, Inc., a Florida corporation ("IMV"), Todd E. Levine, the principal stockholder and sole officer and director of IMV ("Todd Levine"), 301 Plaza, Inc., a Delaware corporation ("301") and Paul W. Levine ("Paul Levine") and John E. Byler ("Byler").

                                    RECITALS

      A.    IMV, 301 and Paul Levine are parties to the Agreement;

      B. Todd E. Levine is the owner of record and beneficially of 9,790,000 shares of Common Stock of IMV;

      C. Paul Levine and Byler own in the aggregate 1,000 shares of Common Stock, no par value, of 301 (the "301 Shares") constituting all the issued and outstanding shares of capital stock of 301;

      D. The parties desire to amend the Agreement in order to take into account that Byler is now the owner of 50% of the 301 Shares and to provide for the elimination of the issuance of shares by IMV to the stockholders of 301, and in lieu thereof, to provide for the issuance of shares directly from Todd Levine to Paul Levine and Byler in exchange for all of the 301 Shares as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereto agree as follows:

      1. ISSUANCE OF SECURITIES. The parties hereto agree that Section 1.1 of the Agreement and any companion sections are hereby deleted and in lieu thereof the parties agree that Paul Levine and Byler will transfer and assign their 301 Shares, which constitutes all of the capital stock of 301, to IMV in exchange for which Todd Levine will transfer and assign to Paul Levine 4,500,000 shares and to Byler 4,500,000 shares so that 301 will become a wholly-owned subsidiary of IMV. Todd Levine will retain 790,000 shares of Common Stock of IMV, and IMV shall not be required to issued to Paul Levine or Byler any shares of its capital stock for purposes of consummating the acquisition of 301.



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      2.    SELECTION OF OFFICERS AND DIRECTORS.  IMV, Todd Levine,  Paul Levine
and Byler agree that immediately following the consummation of the acquisition of 301, Todd Levine will resign as President of IMV and will be elected as Vice President of IMV, and will continue to serve as a Director, Secretary and Treasurer of IMV. In addition, Paul Levine will be elected as Chairman of the Board, Chief Executive Officer and a Director of IMV and Byler will be elected President, Chief Operating Officer and a Director of IMV. Paul Levine and Byler will retain their positions with 301 as currently constituted.

      3. CURRENT STATUS OF 301. 301 has begun to undertake construction of the trucking plaza described in the Agreement and in the Company's preliminary prospectus to be filed with the Securities and Exchange Commission, and has received all necessary construction permits to commence construction as described in such preliminary prospectus.

      4. FINANCIAL STATEMENTS OF 301. 301 has provided audited financial statements of 301 at June 30, 1997 and such financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles. There have been no material changes in the operations of 301 since the date of such financial statements except for expenses incurred in the ordinary course of undertaking the construction of the trucking plaza.

      5. REPRESENTATION BY TODD LEVINE. Todd Levine represents and warrants that he has good title to the 9,000,000 shares of Common Stock of IMV to be transferred to Paul Levine and Byler, which shares are free and clear of any liens or encumbrances.

      6. TERMINATION. In the event that the reconfirmation offer to investors of IMV is not timely completed in accordance with the requirements of Rule 419 under the Securities Act of 1933 and pursuant to the procedures of the Securities and Exchange Commission within the period of time provided under Rule 419 as interpreted by the Securities and Exchange Commission, either party shall have the right to terminate this Amendment and the Agreement, which shall be of no force or effect.

      7. FURTHER ASSURANCES. The parties hereto reconfirm all of the representations, warranties and covenants contained in the Agreement except as modified or amended hereby and agree to proceed in good faith to finalize the transactions contemplated hereby.














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      IN WITNESS WHEREOF,  the parties have executed this Amendment effective as of the date first above written.

                                    IMV LEASE/CAPITAL, INC., a Florida
                                    corporation


                                    By: /s/ Todd E. Levine
                                       -----------------------------------------
                                    Name: TODD E. LEVINE
                                         ---------------------------------------
                                    Its:  President
                                        ----------------------------------------

                                      /s/ Todd E. Levine
                                      ----------------------------------
                                      TODD E. LEVINE


                                    301 PLAZA, INC.


                                    By: /s/ Paul W. Levine
                                       -----------------------------------------
                                    Name: PAUL W. LEVINE
                                         ---------------------------------------
                                    Its:  President
                                        ----------------------------------------


                                    /s/ Paul W. Levine
                                    ----------------------------------
                                    PAUL W. LEVINE


                                    /s/ John E. Byler
                                    ----------------------------------
                                    JOHN E. BYLER
















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